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                                                                      EXHIBIT 23

                           DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas 75206

                                March 26, 1996


Sabine Royalty Trust
NationsBank of Texas, N.A.
NationsBank Plaza - 12th Floor
901 Main Street
Dallas, Texas 75202

Gentlemen:

     We hereby consent to the inclusion of our letter report dated March 14, 1996, concerning the reserves and revenues, as of January 1, 1996, of certain royalty interests owned by Sabine Royalty Trust in the Annual Report on Form 10-K for the year ended December 31, 1995, of the Sabine Royalty Trust to be filed with the Securities and Exchange Commission. We also consent to the references to our firm under "Reserves" in Item 2 of the Form 10-K.


                                       Very truly yours,



                                       /s/ DeGolyer and MacNaughton
                                       ----------------------------------------
                                       DeGolyer and MacNaughton